Exhibit 99.1

Press Release

TIDEWATER INC. • Pan-American Life Center • 601 Poydras Street, Suite 1900 • New Orleans, LA 70130 • Telephone (504) 568-1010 • Fax (504) 566-4582

Tidewater to Present at the Bank of America Merrill Lynch 2011 Global Energy Conference

NEW ORLEANS, November 8, 2011 – Tidewater Inc. (NYSE: TDW) announced today that Quinn P. Fanning, Executive Vice President and Chief Financial Officer, and Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the Bank of America Merrill Lynch 2011 Global Energy Conference in Miami, Florida, on Wednesday, November 16, 2011, at approximately 8:10 a.m. Eastern time. The presentation will be available via real-time webcast at http://www.tdw.com. Playback will be available on November 16, 2011, at approximately 10:10 a.m. Eastern time and will be available through Friday, December 2, 2011. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the slides used by the presenters.

Tidewater Inc. owns 350 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506